Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES
FIRST-QUARTER 2025 RESULTS

– First-Quarter Revenue of $984.2 Million –

– First-Quarter GAAP Earnings per Share of $0.50
and Non-GAAP Earnings per Share of $2.34 –
– Increases 2025 Guidance –
– Repurchased $350 Million of Common Stock
in First Quarter of 2025 –

WILMINGTON, MA, May 7, 2025 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2025. For the quarter, revenue was $984.2 million, a decrease of 2.7% from $1,011.6 million in the first quarter of 2024.
The impact of foreign currency translation reduced reported revenue by 0.9%. Excluding this impact, revenue decreased 1.8% on an organic basis driven by declines in all three business segments.
In the first quarter of 2025, the GAAP operating margin decreased to 7.6% from 12.5% in the first quarter of 2024. The GAAP decrease was primarily driven by lower revenue and higher amortization expense related to accelerated amortization of certain CDMO client relationships. On a non-GAAP basis, the first-quarter operating margin increased to 19.1% from 18.5%, driven primarily by the benefit of cost savings resulting from restructuring initiatives, partially offset by lower revenue.
On a GAAP basis, the net income available to common shareholders for the first quarter of 2025 was $25.5 million, or $0.50 per share, a decrease from net earnings of $67.3 million, or $1.30 per diluted share, for the same period in 2024. The GAAP decreases were primarily driven by lower revenue and operating income, including the accelerated amortization of certain CDMO client relationships. The GAAP net income and earnings per share declines were also driven by a loss from certain venture capital and other strategic investments of $0.15 per share in the first quarter of 2025, compared to a gain of $0.08 per share for the same period in 2024.
On a non-GAAP basis, net income was $119.1 million for the first quarter of 2025, an increase of 1.3% from $117.6 million for the same period in 2024. First-quarter diluted earnings per share on a non-GAAP basis were $2.34, an increase of 3.1% from $2.27 per share for the first quarter of 2024. The increases in non-GAAP net income and earnings per share were primarily driven by favorable below-the-line items, including reductions in the tax rate, interest expense, and diluted shares outstanding. The GAAP and non-GAAP net income and earnings per share also included an increase of $3.4 million, or $0.07 per share, in the first quarter of 2025 from the reduction in depreciation expense related to a change in certain estimates of the useful lives of property, plant, and equipment, effective for fiscal year 2025. The impact of this change was included in the Company’s initial 2025 financial guidance provided in February.
James C. Foster, Chair, President and Chief Executive Officer, said, “The first quarter demonstrated continued signs of demand stabilization, highlighted by a notable improvement in DSA booking activity to the highest level in two years. This positive development was tempered by the general undertone of uncertainty in the broader market environment, which has led us to a balanced yet cautious view of the remainder of the year. Taking these factors into account, we are modestly increasing our financial guidance for 2025.”
"Beyond this year, and in light of the evolving regulatory landscape, we believe our long-standing hallmarks of advancing scientific innovation and driving greater efficiency in our clients' drug development programs will continue to lead to a long runway of future growth opportunities,” Mr. Foster concluded.
First-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $213.1 million in the first quarter of 2025, a decrease of 3.5% from $220.9 million in the first quarter of 2024. The impact of foreign currency translation reduced revenue by 1.0%. Organic revenue decreased by 2.5%, due primarily to the timing of NHP shipments in China and lower revenue for the Cell Solutions business. The decline was partially offset by higher sales of small research models across all geographic areas, principally driven by higher pricing.
In the first quarter of 2025, the RMS segment’s GAAP operating margin increased to 20.5% from 19.5% in the first quarter of 2024. The GAAP operating margin increase was primarily driven by lower costs associated with the Company's restructuring initiatives, including site consolidations costs. On a non-GAAP basis, the operating margin decreased to 27.1% from 27.6%, primarily driven by lower NHP revenue, partially offset by the benefit of cost savings associated with restructuring initiatives.
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $592.6 million in the first quarter of 2025, a decrease of 2.1% from $605.5 million in the first quarter of 2024. The impact of foreign currency translation reduced DSA revenue by 0.6% and the divestiture of a small DSA site reduced reported revenue by 0.1%. Organic revenue decreased by 1.4%, driven primarily by lower revenue for discovery services.
In the first quarter of 2025, the DSA segment’s GAAP operating margin decreased to 15.9% from 19.0% in the first quarter of 2024. The GAAP operating margin decline was primarily driven by lower revenue, higher costs associated with the Company's restructuring initiatives, as well as higher third-party legal costs related to U.S. government investigations into the Company's NHP supply chain. On a non-GAAP basis, the operating margin increased to 23.9% from 23.5% in the first quarter of 2024. The non-GAAP operating margin increase was primarily driven by the benefit of cost savings resulting from the Company's restructuring initiatives, partially offset by lower revenue.
Manufacturing Solutions (Manufacturing)
Revenue for the Manufacturing segment was $178.5 million in the first quarter of 2025, a decrease of 3.6% from $185.2 million in the first quarter of 2024. The impact of foreign currency translation reduced Manufacturing revenue by 1.4%. Organic revenue decreased 2.2%, primarily driven by the CDMO and Biologics Testing businesses. This was partially offset by higher revenue in the Microbial Solutions business.
The Manufacturing segment’s GAAP operating margin decreased to (4.8)% from 18.2% in the first quarter of 2024 as a result of lower revenue and higher amortization expense related to accelerated amortization of certain CDMO client relationships. On a non-GAAP basis, the operating margin decreased to 23.1% from 25.3% in the first quarter of 2024, driven primarily by the CDMO business.
Stock Repurchase Update
During the first quarter of 2025, the Company repurchased 2.1 million shares for a total of $350.0 million. Under its $1.0 billion stock repurchase authorization that was approved on August 2, 2024, Charles River has repurchased a total of 2.6 million shares, and had $549.3 million remaining on the program through March 29, 2025.
Increases 2025 Guidance
The Company is increasing its 2025 financial guidance, which was originally provided on February 19, 2025. The outlook is being increased to primarily reflect improved net bookings in the DSA segment during the first quarter, which are expected to result in incremental DSA revenue this year, particularly during the first half.
The Company’s 2025 guidance for revenue and earnings per share is as follows:

2025 GUIDANCE	CURRENT	PRIOR
Revenue growth/(decrease), reported	(5.5)% – (3.5)%	(7.0)% – (4.5)%
Impact of divestitures/(acquisitions), net	N/M	N/M
(Favorable)/unfavorable impact of foreign exchange	~1.0%	1.0% – 1.5%
Revenue growth/(decrease), organic (1)	(4.5)% – (2.5)%	(5.5)% – (3.5)%
GAAP EPS estimate	$4.35 – $4.85	$4.30 - $4.80
Acquisition-related amortization and other acquisition- and integration-related costs (2)	~$3.50	~$3.50
Costs associated with restructuring actions (3)	~$1.00	~$1.00
Certain venture capital and other strategic investment losses/(gains), net (4)	~$0.15	--
Other items (5)	~$0.30	~$0.30
Non-GAAP EPS estimate	$9.30 – $9.80	$9.10 – $9.60

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, as well as foreign currency translation.
(2) These adjustments include amortization related to intangible assets, inclusive of the acceleration of amortization expense related to certain CDMO client relationships, as well as the purchase accounting step-up on inventory and certain long-term biological assets. In addition, these adjustments include some costs related to the evaluation and integration of acquisitions and divestitures.
(3) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, and other costs related to the Company’s restructuring actions.
(4) Certain venture capital and other strategic investment performance only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments.
(5) These items primarily relate to certain third-party legal costs related to investigations by the U.S. government into the NHP supply chain related to our DSA segment.

Webcast
Charles River has scheduled a live webcast on Wednesday, May 7th, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including incremental dividends attributable to Noveprim noncontrolling interest holders; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our DSA segment related to U.S. government investigations into the NHP supply chain; tax effect of all of the aforementioned matters; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,”

“estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. government into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints and our ability to gain market share; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures, including the Noveprim acquisition, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business opportunities; the impact of our restructuring initiatives, including annualized savings; the impact of our stock repurchase authorization; and Charles River’s future performance, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports into the U.S., our ability to manage supply impact, and potential study delays in our DSA segment attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire, including Noveprim; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by geopolitical conflicts; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2025, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by

Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2025	March 30, 2024

Service revenue	$797,923	$816,862
Product revenue	186,245	194,698
Total revenue	984,168	1,011,560
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	577,428	578,164
Cost of products sold (excluding amortization of intangible assets)	89,008	88,553
Selling, general and administrative	177,799	186,291
Amortization of intangible assets	65,264	32,575
Operating income	74,669	125,977
Other income (expense):
Interest income	1,404	2,202
Interest expense	(27,884)	(35,001)
Other income (expense), net	(12,211)	5,833
Income before income taxes	35,978	99,011
Provision for income taxes	10,100	24,529
Net income	25,878	74,482
Less: Net income attributable to noncontrolling interests	409	1,522
Net income attributable to Charles River Laboratories International, Inc.	$25,469	$72,960

Calculation of net income per share attributable to Charles River Laboratories International, Inc. common shareholders
Net income attributable to Charles River Laboratories International, Inc.	$25,469	$72,960
Less: Adjustment of redeemable noncontrolling interest	—	401
Less: Incremental dividends attributed to noncontrolling interest holders	—	5,230
Net income available to Charles River Laboratories International, Inc. common shareholders	$25,469	$67,329

Earnings per common share
Basic	$0.50	$1.31
Diluted	$0.50	$1.30

Weighted-average number of common shares outstanding:
Basic	50,677	51,437
Diluted	50,853	51,842

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	March 29, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$229,356	$194,606
Trade receivables and contract assets, net of allowances for credit losses of $16,258 and $18,301, respectively	756,629	720,915
Inventories	290,156	278,544
Prepaid assets	129,987	103,210
Other current assets	100,230	105,796
Total current assets	1,506,358	1,403,071
Property, plant and equipment, net	1,587,069	1,604,014
Venture capital and strategic equity investments	214,026	218,350
Operating lease right-of-use assets, net	402,908	412,490
Goodwill	2,873,402	2,846,608
Intangible assets, net	655,705	723,400
Deferred tax assets	48,794	42,179
Other assets	294,104	278,233
Total assets	$7,582,366	$7,528,345

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$149,334	$140,337
Accrued compensation	197,325	179,418
Deferred revenue	250,462	248,322
Accrued liabilities	242,467	232,010
Other current liabilities	211,467	194,014
Total current liabilities	1,051,055	994,101
Long-term debt, net and finance leases	2,510,754	2,240,205
Operating lease right-of-use liabilities	475,111	483,789
Deferred tax liabilities	107,268	106,960
Other long-term liabilities	196,396	195,212
Total liabilities	4,340,584	4,020,267
Redeemable noncontrolling interests	41,663	41,126
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,201 shares issued and 49,115 shares outstanding as of March 29, 2025, and 51,141 shares issued and outstanding as of December 28, 2024	512	511
Additional paid-in capital	1,978,052	1,966,237
Retained earnings	1,837,569	1,812,100
Treasury stock, at cost, 2,086 and zero shares, as of March 29, 2025 and December 28, 2024, respectively	(356,551)	—
Accumulated other comprehensive loss	(265,246)	(317,345)
Total Charles River Laboratories International, Inc. equity	3,194,336	3,461,503
Nonredeemable noncontrolling interest	5,783	5,449
Total equity	3,200,119	3,466,952
Total liabilities, redeemable noncontrolling interests and equity	$7,582,366	$7,528,345

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows relating to operating activities
Net income	$25,878	$74,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,364	85,357
Long-lived asset impairments	10,576	5,432
Stock-based compensation	13,135	16,738
Deferred income taxes	(19,041)	(987)
Write down of inventories	6,762	1,790
(Gain) loss on venture capital and strategic equity investments, net	10,374	(5,880)
Provision for credit losses	2,007	839
(Gain) loss on divestitures, net	(3,376)	659
Other, net	3,731	(450)
Changes in assets and liabilities:
Trade receivables and contract assets, net	(29,353)	(17,281)
Inventories	(21,882)	5,600
Accounts payable	25,251	(8,541)
Accrued compensation	15,263	(20,945)
Deferred revenue	(1,213)	19,957
Customer contract deposits	9,167	6,140
Other assets and liabilities, net	4,054	(33,022)
Net cash provided by operating activities	171,697	129,888
Cash flows relating to investing activities
Capital expenditures	(59,324)	(79,144)
Purchases of investments and contributions to venture capital investments	(5,302)	(13,867)
Proceeds from sale of investments	1,602	7,502
Proceeds from sale of businesses and assets, net	17,441	—
Other, net	104	(283)
Net cash used in investing activities	(45,479)	(85,792)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	416,341	300,882
Payments on long-term debt, revolving credit facility, and finance lease obligations	(149,394)	(292,482)
Proceeds from exercises of stock options	—	21,505
Purchase of treasury stock	(353,132)	(9,351)
Purchases of remaining equity interest of other redeemable noncontrolling interest	(19,140)	—
Other, net	—	(2,208)
Net cash (used in) provided by financing activities	(105,325)	18,346
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,265	(8,387)
Net change in cash, cash equivalents, and restricted cash	26,158	54,055
Cash, cash equivalents, and restricted cash, beginning of period	205,570	284,480
Cash, cash equivalents, and restricted cash, end of period	$231,728	$338,535

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	March 29, 2025	March 30, 2024
Research Models and Services
Revenue	$213,073	$220,907
Operating income	43,605	43,149
Operating income as a % of revenue	20.5%	19.5%
Add back:
Amortization related to acquisitions (2)	12,687	10,288
Acquisition, integration, and divestiture-related adjustments (3)	14	163
Severance	229	540
Asset impairment	319	5,225
Site consolidation charges	876	1,621
Total non-GAAP adjustments to operating income	$14,125	$17,837
Operating income, excluding non-GAAP adjustments	$57,730	$60,986
Non-GAAP operating income as a % of revenue	27.1%	27.6%

Depreciation and amortization	$21,761	$18,123
Capital expenditures	$7,286	$20,044

Discovery and Safety Assessment
Revenue	$592,609	$605,452
Operating income	93,952	114,839
Operating income as a % of revenue	15.9%	19.0%
Add back:
Amortization related to acquisitions (2)	18,171	18,596
Acquisition, integration, and divestiture-related adjustments (3)	1,061	192
Severance	4,979	5,484
Asset impairment	9,786	25
Site consolidation charges	2,777	982
Third-party legal costs and certain related items (4)	10,970	2,191
Total non-GAAP adjustments to operating income	$47,744	$27,470
Operating income, excluding non-GAAP adjustments	$141,696	$142,309
Non-GAAP operating income as a % of revenue	23.9%	23.5%

Depreciation and amortization	$42,084	$45,789
Capital expenditures	$34,521	$48,959

Manufacturing Solutions
Revenue	$178,486	$185,201
Operating income (loss)	(8,620)	33,681
Operating income (loss) as a % of revenue	(4.8)%	18.2%
Add back:
Amortization related to acquisitions (2)	46,077	10,793
Acquisition, integration, and divestiture-related adjustments (3)	—	699
Severance	2,204	1,523
Asset impairment	201	—
Site consolidation charges	1,306	100
Total non-GAAP adjustments to operating income	$49,788	$13,115
Operating income, excluding non-GAAP adjustments	$41,168	$46,796
Non-GAAP operating income as a % of revenue	23.1%	25.3%

Depreciation and amortization	$54,623	$19,805
Capital expenditures	$17,279	$8,862

Unallocated Corporate Overhead	$(54,268)	$(65,692)
Add back:
Acquisition, integration, and divestiture-related adjustments (3)	730	1,529
Severance	1,002	1,490
Site consolidation charges	166	—
Total non-GAAP adjustments to operating expense	$1,898	$3,019
Unallocated corporate overhead, excluding non-GAAP adjustments	$(52,370)	$(62,673)

Total
Revenue	$984,168	$1,011,560
Operating income	74,669	125,977
Operating income as a % of revenue	7.6%	12.5%
Add back:
Amortization related to acquisitions (2)	76,935	39,677
Acquisition, integration, and divestiture-related adjustments (3)	1,805	2,583
Severance	8,414	9,037
Asset impairment	10,306	5,250
Site consolidation charges	5,125	2,703
Third-party legal costs and certain related items (4)	10,970	2,191
Total non-GAAP adjustments to operating income	$113,555	$61,441
Operating income, excluding non-GAAP adjustments	$188,224	$187,418
Non-GAAP operating income as a % of revenue	19.1%	18.5%

Depreciation and amortization	$120,364	$85,357
Capital expenditures	$59,324	$79,144

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Amortization related to acquisitions includes $35.5 million of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions segment. The remaining value of this client relationship is $38.0 million and will be amortized over the remaining useful life of approximately 3 months in fiscal year 2025.
(3)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4)	Third-party legal costs are related to investigations by the U.S. government into the NHP supply chain applicable to our DSA business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 29, 2025	March 30, 2024

Net income available to Charles River Laboratories International, Inc. common shareholders	$25,469	$67,329
Add back:
Adjustment of redeemable noncontrolling interest (2)	—	401
Incremental dividends attributable to noncontrolling interest holders (3)	—	5,230
Non-GAAP adjustments to operating income (4)	112,393	61,441
Venture capital and strategic equity investment (gains) losses, net	9,969	(5,762)
(Gain) loss on divestitures (5)	(3,376)	658
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (6)	—	341
Tax effect of the remaining non-GAAP adjustments	(25,345)	(12,028)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$119,110	$117,610

Weighted average shares outstanding - Basic	50,677	51,437
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	176	405
Weighted average shares outstanding - Diluted	50,853	51,842

Earnings per share attributable to common shareholders:
Basic	$0.50	$1.31
Diluted	$0.50	$1.30

Basic, excluding non-GAAP adjustments	$2.35	$2.29
Diluted, excluding non-GAAP adjustments	$2.34	$2.27

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents accretion adjustments of the Noveprim redeemable noncontrolling interest.
(3)	This amount represents incremental declared and undeclared dividends attributable to Noveprim noncontrolling interest holders who receive preferential dividends for fiscal year 2024.
(4)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(5)	The amount included in 2025 relates to a gain on the sale of a DSA site while the amount included in 2024 relates to a loss on the sale of a DSA site.
(6)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended March 29, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(2.7)%	(3.5)%	(2.1)%	(3.6)%
(Increase) decrease due to foreign exchange	0.9%	1.0%	0.6%	1.4%
Impact of divestitures (2)	—%	—%	0.1%	—%
Non-GAAP revenue growth, organic (3)	(1.8)%	(2.5)%	(1.4)%	(2.2)%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Impact of divestitures relates to the sale of a site within DSA.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, and foreign exchange.